Exhibit 10.15

OFFICE LEASE

1460 4th Street, Santa Monica, CA.

SM Promenade LLC,
a California limited liability company,
as Landlord,
and
Overnear Inc, (formerly known as Awesome Living, Inc.)
a Nevada corporation,
as Tenant.

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OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between SM Promenade LLC, a California limited liability company ("Landlord") and Overnear, Inc. ( formerly known as Awesome Living, Inc.), a Nevada corporation, ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION
TERMS OF LEASE	DESCRIPTION
1. Date:	April 16, 2013
2. *Building and Premises (Article 1).
2.1 Building:	The office building located at 1460 4th St., Santa Monica, Ca. containing a total of 26,042 rentable square feet.
2.2 Premises:
Approximately 1,290 rentable square feet of space located on the third (3rd) floor of the Building and commonly known as Suite 304, as further set forth in Exhibit A to the Office Lease.

*Landlord and Tenant hereby acknowledge and agree that, for purposes of this Lease, the rentable and usable square footage of the Building and Premises set forth in this Summary shall be deemed to be accurate and neither the Premises nor the Building shall be subject to remeasurement.

3. Lease Term (Article 2).
3.1 Length of Term:	Two (2) years and no months.
3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the date upon which the Premises are Ready for Occupancy" (as that term is defined in the Tenant Work Letter attached hereto as Exhibit B), which is anticipated to be May 15, 2013.

3.3 Lease Expiration Date:	May 14, 2015

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4. Base Rent (Article 3):
Period During Lease Term	Monthly Installment of Base Rent
Mo. 1 – 12	$ 4,386.00
Mo. 13-24	$ 4,517.58
5. Base Year (Article 4):	Calendar year 2013
6. Tenant's Share (Article 4):	Approximately 4.96%.
7. Permitted Use (Article 5):	General office use
8. Security Deposit (Article 21):	$26,316.00.
9. Parking Pass Ratio (Article 28):

Three (3) unreserved parking passes sublet from Landlord so long as Landlord has a lease for and use of such parking from the City of Santa Monica, subject to the terms of Article 28 of the Lease, at the rate set by the City of Santa Monica or its parking operator.

10. Address of Tenant (Section 29.18): Overnear, Inc. 9595 Wilshire Blvd., Suite 900 Beverly Hills, CA. 90210 Attention: Bill Glazer (Prior to Lease Commencement Date)	Address of Landlord (Section 29.18): SM Promenade, LLC c/o PMI Management, LLC 721 N. Elm Drive Beverly Hills, CA. 90210 Attention: Chief Operating Officer
And Overnear, Inc. 1460 4th St. # 304 Santa Monica, CA. 90404 Attention: Bill Glaser (After Lease Commencement Date)	With a copy to SM Promenade LLC 1000 Roscomare Road Los Angeles, CA. 90077 Attn: Lease Administration

11. Broker(s) (Section 29.24):	For Landlord: Avison Young (Randy Starr) For Tenant: Avison Young (Tim Dornan)
12. Tenant Improvement Allowance (Exhibit B):	None

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13. Guarantor (Section 29.36):	None.
14. Initial Estimated Monthly Expense Reimbursements (Section 4.3.2)(Full Service Gross) :	None.

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TABLE OF CONTENTS

EXHIBITS
A           OUTLINE OF PREMISES
B            TENANT WORK LETTER
C            OPERATING EXPENSE EXCLUSIONS
D            RULES AND REGULATIONS
E            FORM OF TENANT'S ESTOPPEL CERTIFICATE
F            CONSENT TO SUBLEASE AGREEMENT
G            INTENTIONALLY OMITTED
H            INTENTIONALLY OMITTED
I             FORM OF REQUEST FOR LANDLORD REQUIRED REPAIR & MAINTENANCE

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ARTICLE 1

PREMISES, BUILDING, AND COMMON AREAS

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The outline of the Premises is set forth in Exhibit A attached hereto.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in this Article 1, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in this Article 1, or the elements thereof or of the accessways to the Premises or the Building.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant acknowledges that Tenant has satisfied itself, by its own independent investigation, that the Premises are suitable for Tenant's intended use of the Premises, and that neither Landlord nor Landlord’s agents have made any representation or warranty as to the present or future suitability of the Premises, Common Areas or Building in connection with the operation of Tenant’s business.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty (A) regarding the condition of the Premises or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter or (B) that the Permitted Use set forth in Section 7 of the Summary is permitted by applicable governmental authorities or suitable for Tenant's intended use of the Premises.  Possession of the Premises shall be deemed tendered to Tenant (“Tender of Possession”) upon the date that the following conditions are first satisfied  (1) Tenant has reasonable access to the Premises; and (2) the Premises is Ready for Occupancy.  Tenant hereby accepts possession of the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating Tenant's use of the Premises, and any applicable easements, covenants or restrictions of record, and accepts this Lease subject thereto (including, without limitation, all matters disclosed thereby). Notwithstanding the foregoing, Landlord shall deliver the "Base Building," as that term is defined in Section 8.2 of this Lease, including the mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which service the Premises, in good working order and condition, and in compliance with "Applicable Laws," as that term is defined in Article 24 of this Lease, in effect as of the date of Landlord's delivery of the Premises to Tenant. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.  The term "Building," as used in this Lease, shall mean (i) the building set forth in Section 2.1 of the Summary, (ii) the "Common Areas," and (iii) the land (which is improved with landscaping, and other improvements) upon which the Building and the Common Areas are located.  Tenant shall have the non-exclusive right to use in common with other tenants in the Building, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Building which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building (such areas, together with such other portions of the Building designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas").  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Building, including, without limitation, the Common Areas , provided that in no event shall such changes materially and adversely affect Tenant’s access to or occupancy of the Premises.

ARTICLE 2

LEASE TERM

2.1            Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term

2.2           Delay in Delivery of Premises If Landlord is unable to deliver possession of the Premises to Tenant on or before the Lease Commencement Date, Landlord shall not be subject to any liability for it failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term shall commence on the date on which Landlord delivers possession of the Premises to Tenant.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord at such address as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The Base Rent for the first full paid month of the Lease Term shall be paid at the time of Tenant's execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term which amount shall equal the product of (i) applicable monthly Rent and (ii) a fraction, the numerator of which is the number of days of the applicable calendar month within the Lease Term and the denominator of which shall be the total number of days in such calendar month.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1           General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, from and after the end of the Tenant’s first twelve months of the Lease Term, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease:, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any "Expense Year," as that term is defined in Section 4.2.3 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent."  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.  Notwithstanding any provision to the contrary contained in this Lease, any other monetary obligations payable by Tenant hereunder shall be considered Rent for purposes hereof.

4.2           Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1           "Base Year" shall mean the period set forth in Section 5 of the Summary.

4.2.2           "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses," as those terms are defined in this Section 4.2 below.

4.2.3           "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                                4.2.4           "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year in a commercially reasonable manner because of

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or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Building, or any portion thereof in accordance with sound real estate management and accounting principles, consistently applied.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of all insurance carried by Landlord in connection with the Building as reasonably determined by Landlord; (ii) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Building; and (iii) the cost of capital improvements or other costs incurred in connection with the Building (A) to the extent reasonably anticipated to effect economies in the operation or maintenance of the Building, or any portion thereof, or reduce current or future Operating Expenses, (B) that are required to comply with present or anticipated conservation programs, or (C) that are required under any governmental law or regulation enacted after the Commencement Date; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine in accordance with real estate management and accounting practices common of landlords with projects in the greater Los Angeles area, consistently applied. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Building is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.   Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements.  In no event shall the components of Direct Expenses for any Expense Year related to Building utility, services, or insurance costs be less than the components of Direct Expenses related to Building utility, services, or insurance costs in the Base Year. If Landlord eliminates from any subsequent year a recurring category of expenses previously included in Operating Expenses for the Base Year, Landlord may subtract such category from Base Year Operating Expenses commencing with such subsequent year. Operating Expenses shall not include the items listed on Exhibit C attached hereto and made a part hereof.

4.2.5           Taxes.

4.2.5.1                      "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building, or any portion thereof), which shall  accrue against the Building during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Building, or any portion thereof.

4.2.5.2                      Tax Expenses shall include, without limitation:  (i) any tax on the rent, right to rent or other income from the Building, or any portion thereof, or as against the business of leasing the Building, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building's contribution

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towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) all of the real estate taxes and assessments imposed upon or with respect to the Building.

4.2.5.3                      Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4                      The amount of Tax Expenses for the Base Year attributable to the valuation of the Building, inclusive of tenant improvements, shall be known as the "Base Taxes".  If in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Base Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

4.2.6           "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3           Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.1, below, and as Additional Rent,– an amount equal to the excess (the "Excess") .

                4.3.1                                Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state in general major categories the Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess.  Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.3.1 shall survive the expiration or earlier termination of the Lease Term. During the Lease Term expiring May 14, 2015, in no event shall the Direct Expenses (excluding utilities) for an Expense Year increase by more than five percent (5%) over the Base Year.

                                4.3.2                                 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing

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the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year.  Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.3.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.  Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.4           Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.4.1           Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.4.2           If the tenant improvements in the Premises, constructed subsequent to the Lease Commencement Date, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.4.1, above.

4.4.3           Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Building, including the Building parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5           Landlord's Books and Records.  Upon Tenant's written request given not more than ninety (90) days after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall provide Tenant with an accountant's statement (the "Accountant's Statement") concerning the Direct Expenses for such Expense Year from Landlord's accountants (including, without limitation, Landlord's in-house bookkeeper), and Landlord shall also furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request.  Landlord shall provide said information and the Accountant's Statement to Tenant within sixty (60) days after Tenant's written request therefor.  The Accountant's Statement shall contain sufficient detail to enable Tenant to verify that the terms of exclusions and inclusions with respect to Direct Expenses, as set forth in this Lease, have been adhered to in computing the Excess payable by Tenant.  In the event Tenant disputes the Direct Expenses and/or the Excess set forth in the Statement for the applicable Expense Year, and ~~Landlord~~  it is determined that an error has been made, Tenant's sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be, (including interest on any such amount at an annual interest rate equal to the Prime Rate (as stated under the column "Money Rates" in The Wall Street Journal) plus two percent (2%); provided, however, in no event shall such annual interest rate exceed the highest annual interest rate permitted by applicable law to each other as are

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determined to be owing, provided that any reimbursements payable by Landlord to Tenant may, at Landlord's option, instead be credited against the Base Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant.

ARTICLE 5

USE OF PREMISES

Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Building to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Landlord shall approve in writing any application or filing regarding the Premises prior to its submittal to any with a City, State, government, or regulatory agency.

ARTICLE 6

SERVICES AND UTILITIES

6.1           Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1           Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, President’s Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays").

6.1.2           Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of three (3) watts per usable square foot of the Premises during each of the Building Hours on a monthly basis (i.e., the total of watts per usable square foot allocable to such incidental use equipment during a given month divided by the number of Business Hours that occur during such given month shall not exceed three (3) watts per usable square foot), and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one (1) watt per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures and non-tubular fluorescent bulbs within the Premises.  Landlord may at its option use and or require Tenant to use compact fluorescent bulbs in any incandescent light fixtures.  Tenant shall cooperate with Landlord at no cost to Tenant in energy conversation, complying with any government mandated energy regulations and Landlord’s actions to convert Property to a “Green Building.”

6.1.3           Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4           Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

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6.2           Overstandard Tenant Use.  Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of  a qualified professional, including an electrician and or electrical engineer if necessary in Landlord’s reasonable discretion, installing, testing and maintaining of such additional metering devices.  Tenant's use of electricity shall never exceed the capacity of the feeders to the Building or the risers or wiring installation, and subject to the terms of Section 29.30, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises; provided, however, with respect to normal fractional office equipment, the foregoing restriction shall only apply to the extent Tenant's use of the same exceeds the customary requirements for general office use, without the prior written consent of Landlord.  If Tenant desires to use heat, ventilation or air conditioning ("HVAC") during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such after-hours HVAC to Tenant at a rate which shall be the greater of $40.00 per hour or the hourly rate established by a mechanical engineer selected by Landlord, which rate shall include, but not be limited to, cost of depreciation, maintenance, administration and billing relating thereto.  Tenant acknowledges that Landlord may estimate the hours of such usage by (a) requiring Tenant to request Tenant’s representative to turn on the HVAC and/or electrical current for specified hours, (b) using monitoring devices at the Premises installed at Tenant’s expense (the cost of which shall promptly be reimbursed by Tenant following Landlord's delivery of an invoice therefor), or (c) by any other reasonable means established by Landlord.  Tenant shall pay all after-hours HVAC costs (and/or other costs relating thereto as set forth in this Section 6.2) within three (3) days after receipt of any invoice therefor from Landlord. The foregoing rates for such after-hours HVAC shall be increased from time to time by one third of the percentage increase in the kilowatt per hour rate charged by the applicable utility company.  Tenant shall not require services, (including but not limited to maintenance, repair, trash or sewer or janitorial in excess of those customarily being supplied by Landlord for the Building as part of Operating Expenses, as determined by Landlord in its reasonable discretion and based on occupancy of 5 persons per 1000 rentable square feet (“Excess Utilities and Services”).  Tenant's use and/or requirement of Excess Utilities and Services without Landlord’s consent shall be deemed a breach of this Lease if Tenant fails to curtail such use to normal levels within thirty (30) days following receipt of written notice from Landlord, and Landlord shall, in addition to other remedies, have the right to charge Tenant directly for the cost of supplying such Excess Utilities and Services.

6.3           Interruption of Use.  Except as otherwise expressly provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is caused, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and any such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise expressly provided in this Lease.

6.4           Occupancy:  In the event that more than five persons per 1000 rentable square feet (Permitted Occupancy) occupy the Premises or any separately identifiable portion thereof on a regular basis as employees, independent contractors or agents of Tenant as reasonably determined by Landlord (Excess Occupancy), then the Tenant shall pay as additional rent for each month in which there is Excess Occupancy, an amount equal to the then-current Base Rent and Additional Rent times a fraction, the numerator of which is the then-current average occupancy per rentable square foot for such month and the denominator of which is 5.  Upon Landlord’s request, but not more often than quarterly, Tenant shall represent and warrant to Landlord the actual occupancy of the Premises and each separately identifiable portion thereof as reasonably determined by Landlord.

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ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good operating order and keep in good repair and condition the structural portions of the Building, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts, stairs, parking areas, landscaping, exterior Project signage, art work, sculptures, building mechanical, HVAC currently serving the Premises and HVAC subsequently installed by Landlord  to serve the Premises, electrical and telephone closets, and all common and public areas, all Building systems and all capital repairs and replacements (collectively, “Building Structure”). Tenant shall, at Tenant's own expense, keep the non structural portions of the  Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances ordinary wear and tear excepted; provided however, that, at Landlord's option, or if Tenant fails to make such repairs or Tenant requests Landlord make such repairs, and upon prior written notice to Tenant and lapse of applicable cure period, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof not to exceed five percent (5%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1           Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building or makes the Premises less valuable or marketable in the Landlord’s reasonable judgment. Notwithstanding any provision to the contrary contained in this Lease, NO GLUE OR ADHESIVE SHALL BE APPLIED TO ANY FINISHED CONCRETE FLOOR LOCATED WITHIN THE PREMISES.  Any Alterations, or other improvements made by Tenant within the Premises shall be completed in such a manner as not to diminish the value or marketability of the Premises.  Tenant shall not without Landlord’s written permission, install any work of art whose removal is subject to any government or regulatory approval or restriction.  TENANT SHOULD EXAMINE THE FLOOR PLAN IN EXHIBIT A FOR ACCURACY AS TENANT SHALL BE HELD RESPONSIBLE FOR ANY ALERATIONS FROM SUCH FLOOR PLAN MADE WITHOUT LANDLORD PRIOR WRITTEN CONSENT.

8.2           Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord.  Upon Landlord's request, timely made pursuant to the TCCs of Section 8.5 below, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affect portion of the Premises to a Building standard tenant improved condition as reasonably determined by Landlord.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Santa Monica, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. Obtaining any building permit, approvals and any related signoffs shall be Tenant’s

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sole responsibility, and Tenant shall remain liable for any failure or damage arising from its failure to obtain such permit, approvals, and signoffs All permit applications shall be submitted to Landlord for review prior to submittal to the city and all processing of plans and permits shall be coordinated through such architect or such other representative as Landlord may designate. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Building or any portion thereof, by any other tenant of the Building, and so as not to obstruct the business of Landlord or other tenants in the Building.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles  in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3           Payment for Improvements.  If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations.  Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

8.4           Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Landlord may, in its commercially reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5           Landlord's Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord except that Tenant may remove those certain Alterations, improvements, fixtures and/or equipment which are specifically identified as Tenant’ office furniture, computer equipment and telephones, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a Building-standard tenant improved condition as reasonably determined by Landlord.  Furthermore, Landlord may, by written notice delivered to Tenant within ninety (90) days following  the latter of (1) the end of the Lease Term or any earlier termination of this Lease or (2)360 days after the termination of this Lease resulting from a Tenant default or (3)  the adjudication of  any potential damage resulting from an alleged breach , require Tenant, at Tenant's expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, if, in connection with its request for Landlord’s approval for particular Alterations or improvements, or in connection with its notice to Landlord with respect to Cosmetic Alterations, (1) Tenant requests Landlord’s decision with regard to the removal of such Alterations or improvements, and (2) Landlord thereafter agrees in writing to waive the removal requirement when approving (or, if applicable, following notification of) such Alterations or improvements, then Tenant shall not be required to so remove such Alterations or improvements.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to a Building-standard tenant improved condition as reasonably determined by Landlord, Landlord may charge the cost (including any lost rent from the time required to design, permit and construct such restoration) thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

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8.6      Unauthorized Alterations. Any improvements, alterations, additions or changes to (i) the Premises (specifically including, but in no event limited to, any alterations or changes having an adverse affect on the structural portions or systems or equipment of the Building, or which are visible from the exterior of the Building), (ii) any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises, (iii) any area of the Building outside of the Premises, made without Landlord's consent as required under this Article 8 (the "Unauthorized Alterations") shall constitute a default by Tenant under this Lease and shall be subject to the terms and conditions of Article 19 of this Lease, specifically including, but not limited to, Sections 19.1.6 and 19.2.4, below.  Notwithstanding any contrary provision of this Lease, each improvement, alteration, addition or change made without Landlord's consent shall each be deemed a separate and independent Unauthorized Alteration, thereby allowing Landlord, if Landlord so desires (in its sole and absolute discretion), to pursue different remedies provided hereunder for different Unauthorized Alterations.  In addition, notwithstanding any contrary provision of this Lease, Landlord's failure or election not to require Tenant to remove and/or otherwise cure any particular Unauthorized Alteration(s) or pursue any applicable remedy against Tenant in connection therewith shall in no event be deemed a waiver of any of Landlord's rights and remedies with respect to (a) any future enforcement of such particular Unauthorized Alteration, or (b) any other Unauthorized Alteration(s).

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Building and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Building and Premises.

ARTICLE 10

INSURANCE

10.1           Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant except to the extent caused by the negligence or willful misconduct of Landlord or a Landlord party.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from (A) any cause in, on or about the Premises (including, but not limited to, a slip and fall), (B) any Unauthorized Alterations performed by or for Tenant or any other occupant of the Premises, (C) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Building, or (D) any breach of the terms of this Lease, either prior to, during, or and after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as

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reasonable appraisers', accountants' and attorneys' fees.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Landlord to be responsible or liable for, and Tenant hereby releases Landlord from all liability for, consequential damages.

 10.2                           Landlord’s Fire and Casualty Insurance

                10.2           In General.  Landlord shall insure the Building during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts (with commercially reasonable deductibles), from such companies, and on other terms and conditions, as Landlord may from time to time reasonably determine, provided that to the extent consistent with the practices of landlords of Comparable Buildings, such coverage shall be for the full replacement of the Buildings in compliance with all then existing Applicable Laws. Additionally, at the sole option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building or any portion thereof.

                10.2          Tenant's Compliance With Landlord's Fire and Casualty Insurance.  Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3           Tenant's Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1           Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $1,000,000 annual aggregate
Personal Injury Liability	$1,000,000 each occurrence $1,000,000 annual aggregate 0% Insured's participation

10.3.2           Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.  Notwithstanding the foregoing, in the event any loss is incurred by Tenant in connection with the Premises, Tenant shall first seek recovery for such loss from Tenant's insurance carrier before filing a claim for recovery with Landlord and/or Landlord's insurance carrier.  Tenant acknowledges that Landlord does not maintain insurance to cover the loss of personal property damage by tenant.  Tenant agrees that Landlord is not liable for these occurrences, even resulting from Landlord’s negligence, and Tenant shall look solely to Tenant’s insurance policy for any such losses sustained by Tenant.

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10.3.3           Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations, with limits not less than One Millions and No/100 Dollars ($1,000,000.00).

10.3.4           Comprehensive Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability:  One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

10.4           Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall, by endorsement, (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Building, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5           Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder, regardless of whether such property loss was caused by the negligence of Landlord or Tenant and their respective agents, employees, contractors and/or invitees.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.  If either party fails to carry the amounts and types of insurance required to be carried pursuant to the TCCs of this Lease, such failure shall be deemed to be a breach of this Lease and in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party in breach to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.  The waiver of subrogation under this paragraph shall not apply to damage resulting from intentional and unauthorized alterations by the Tenant.

10.6           Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord in the event that such coverage is commonly required of comparable landlords or lenders.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1           Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord in writing of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall make commercially reasonable efforts, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or any other modifications to the Common Areas reasonably deemed desirable

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by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating to such Original Improvements and/or Tenant Improvements, and Landlord shall select the contractors to perform such improvement work.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2           Landlord's Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground lessor with respect to the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Building, other than Landlord, does not intend to repair the damage to such portion of the Building.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied:  (a) the damage to the Building by fire or other casualty was not intentionally caused by Tenant or its partners or subpartners as a subterfuge to avoid its obligations under this Lease (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; (d) as a result of the damage to the Building, Tenant does not occupy or use the Premises at all, and (e) the Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within one hundred eighty (180) days.

11.3           Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express

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agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently.  Any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken (or less but where the taking would reasonably prevent or materially interfere with Tenant’s use of the Premises), or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1           Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in

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writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v)  if requested by Landlord, an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer Notice that requests  consent to a transfer for more than all or part of the existing leasehold as set forth in the Lease Agreement, including but not limited to  modifications of the Lease or Landlord approvals required under other sections of the Lease, shall be null and void.  Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided however that such fees shall not exceed $1,000 per consent for Transfers in the ordinary course of business.

14.2           Landlord's Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:  (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building; (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;  (iii) the Transferee is either a governmental agency or instrumentality thereof; (iv) the Transferee is not a party of "reasonable financial worth and/or financial stability" (as defined in this Section 14.2, below) in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; (v) the proposed Transfer would cause a violation of another lease for space in the Building, or would give an occupant of the Building a right to cancel its lease; or (vi) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (a) occupies space in the Building at the time of the request for consent, or (b) is negotiating with Landlord or has negotiated with Landlord to lease space in the Building.  Landlord shall respond to Tenant's request for consent hereunder in a timely manner upon receipt of Tenant’s Transfer Notice and any other documents or information reasonably requested by Landlord and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material breach of, and default under, this Lease, without the requirement for notice to Tenant.  For purposes of this Section 14.2, "reasonable financial worth and/or financial stability" shall mean (1) a net worth for the last two (2) consecutive fiscal years that is equal to ten (10) times the annual Rent obligation payable by Tenant, and (2) a net income after interest expense and before "extraordinary revenue" (defined below) for the last two (2) consecutive fiscal years equal to five (5) times the annual Rent obligations payable by Tenant.  For purposes of the foregoing, "extraordinary revenue" shall mean revenue that is unusual in nature and is not expected to be recurring on an annual basis.

14.2.1           If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same TCCs as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the TCCs from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate

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this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.  Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.]]  In connection with Landlord's approval of any proposed Transfer, Tenant shall execute any consent form reasonably required by Landlord.  If Tenant claims that Landlord has unreasonably withheld or delayed its consent, Tenant must provide 5 days written notice of Tenant’s grounds for its claim and Landlord shall have an additional five days thereafter to consent or withhold its consent.

14.3           Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred , after first deducting  the amortized portion (total amortized over the term of the Transfer) of the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions and reasonable legal fees and costs in connection with the Transfer (collectively, the "Transfer Concessions").  "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4           Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice (the "Recapture Notice") to Tenant on or before the date which is the earlier to occur of (i) thirty (30) days after Landlord's receipt of any Transfer Notice from Tenant, to recapture the Subject Space or the Premises.  Such recapture shall cancel and terminate this Lease with respect to until the last day of the term of the Transfer as set forth in the Transfer Notice.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.  Such Recapture Notice shall, within thirty (30) days after delivery thereof to Tenant, cancel and terminate this Lease with respect to the Subject Space or the Premises.

14.5           Effect of Transfer.  If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

14.6           Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other

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reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7           Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8           Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an affiliate ("Affiliate") of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.  "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1           Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated; provided, however, while not constituting a surrender, the foregoing shall constitute any abandonment of the Premises by Tenant.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2           Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinets, movable partitions and other articles of personal property owned by Tenant, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

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ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the greater of the (1) then market rent as reasonably determined by Landlord or (2) the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred twenty five percent (125%) during the first  month immediately following the expiration or earlier termination of the Lease Term, and one hundred fifty percent (150%) thereafter.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  Notwithstanding anything else in this paragraph, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, compensate, indemnify and hold Landlord harmless from all loss, lost rents, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.
ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be (at Landlord's election) (i) substantially in the form of Exhibit E, attached hereto (ii) in the applicable then-most current AIREA form (with tenant also indicating any amounts owed by Landlord to Tenant, or (iii) such other form as may be required by any prospective mortgagee or purchaser of the Building, or any portion thereof, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Building.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term (but not more than once per calendar year), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such supporting documentation as Landlord may request.  Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.
ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant.  The new owner of the Building shall not (i) be liable for any act or omission of any prior owner (including, without limitation, Landlord) or with respect to events occurring prior to the acquisition of ownership of the Building, (ii) be subject to any offsets or defenses which Tenant may have against any prior owner (including, without limitation, Landlord), (iii) be bound by

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Tenant's prepayment of more than one (1) month's rent, (iv) be bound by any assignment, surrender, termination, cancellation, waiver, release amendment, or modification of this Lease made without its express written consent or subsequent approval thereof, or (v) be liable for the return of any security deposit relating to this Lease.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances or commercially reasonable provisions as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases or other commercially reasonable requirements of lienholder.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Tenant agrees that the lienholders holding any security device shall have no duty , liability, or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any lienholder  whose name and address have been furnished to Tenant in writing for such purpose notice of Landlord’s default and allow such lienholder thirty (30) days following receipt of such notice or within such longer period of time as may be reasonably necessary for the cure of said default before invoking any remedies Tenant may have by reason thereof. Upon written request of Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any current or future mortgage holder (to the extent holding a lien against the Building) on such mortgage holder's then standard form.

ARTICLE 19

DEFAULTS; REMEDIES

19.1           Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1           Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease or the failure to deliver any letter of credit or insurance certificates and endorsements required by this Lease, or any part thereof, when due or

19.1.2           Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3           Abandonment of all or a substantial portion of the Premises by Tenant; or

19.1.4           The failure by Tenant to observe or perform according to the provisions of Articles 5, 8, 10 14, 17 ,18,  27,29.34 of this Lease where such failure continues for more than five (5) calendar days after notice from Landlord; or

19.1.5           The discovery by Landlord that any financial statement or credit information provided to Landlord by Tenant, Tenant's successors-in-interest, or any guarantor of Tenant's obligation hereunder, was materially false; or

19.1.6           The performance of any Unauthorized Alteration, which notwithstanding any contrary provision of this Lease may, in Landlord's sole and absolute discretion, be deemed (and treated as) a non-curable default by Tenant

The foregoing notice periods (to the extent provided herein) are in lieu of, and not in addition to, any notice periods provided by law.

19.2           Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, and the expiration of any applicable cure period, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

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19.2.1           Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)           The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)           The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of repairs and cleanup of the Premises or any portion thereof for a new tenant, whether for the same or a different use; and

(v)           At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(vi)          In the event that the Landlord is required to mitigate damages pursuant to California Code of Civil Procedure section 1951.2 or otherwise, the parties agree that such mitigation shall be satisfied by, among other efforts, Landlord using the services of broker with over five years experience in leasing Westside office space to lease and market the space for the remaining term at a rent as reasonably determined by said broker.  Landlord may also market the space for a longer or shorter term or as part of a larger space at the market rent in Landlord’s reasonable judgment.  This paragraph shall not preclude the Landlord from leasing and marketing the space itself to mitigate damages.  The above notwithstanding, it shall be considered reasonable for Landlord to offer the Premises for lease solely for the period of time through  what would have been the  Lease Expiration Date had the lease not been terminated earlier and Landlord shall have no obligation to offer the Premises for lease for any period of time beyond such date.  Additionally, Landlord’s failure to offer the Premises for such a longer period shall not be admissible for purposes of claiming that Landlord did not seek to reasonably mitigate its damages.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the "Interest Rate," as that term is defined in Section 25, below.  As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2           In the event that Tenant's right of possession of the Premises is terminated prior to the end of the initial Lease Term by reason of default, legal process, abandonment, or any other reason other than mutual agreement of the parties, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord, which amount shall equal:  the unamortized portion, as of the effective date of such termination, (which amortization shall be based on the initial Lease Term (as opposed to any Option Terms) and shall be calculated using an interest rate of ten (10%) percent per annum) of the sum of (i) the value of any free, abated, or delayed Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Tenant's entering into this Lease or in lieu of Tenant Improvements; time required to complete the improvements; or delayed commencement) enjoyed as of that date by Tenant, (ii) the amount of all commissions and allowances in connection with the Tenant Improvements paid by Landlord in order to procure this Lease and all cash paid or other bonus inducement made to or on behalf of Tenant to enter the Lease, (iii) the value of the time required to prepare the Premises for Tenant's occupancy, including the construction of the Tenant Improvements, and (iv) the value of any tenant improvements constructed in connection with Tenant's use of the Premises and/or any allowance provided to Tenant in connection therewith.

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19.2.3           Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.4           In the event of an unauthorized alteration or removal by Tenant pursuant to Article 8, in addition to any other remedy, Tenant, at Landlord’s option, shall pay to Landlord within five days of demand, the cost, in Landlord’s reasonable judgment, to restore such alterations or removals (including the lost rent required to design, permit, and construct such restoration as well as all administrative costs) or, at Landlord’s option, shall post additional security equal to two times such cost.

19.2.5           Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1, 19.2.2 ,19.2.3, and 19.2.4 above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.2.6           Intentionally Omitted

19.2.7           In the event of a default, Tenant hereby waives the right to claim restitution with respect to the value of improvements made by Tenant to the Premises.

19.3           Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4            Form of Payment After Default; Increased Security Deposit.  Following the occurrence of three (3) financial events of default by Tenant in any twelve (12) consecutive month period, Landlord shall have the right to require any or all of the following: (i) that all subsequent amounts required to be paid by Tenant to Landlord pursuant to this Lease, be paid in advance on a quarterly basis, and/or (ii) that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form and/or (iii) following the occurrence of two (2) financial events of default pursuant to Section 19.1.1 that the Security Deposit shall automatically be increased by an amount equal to three times the existing Security Deposit then required under the terms of this Lease.

19.5           Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6           Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter make commercially

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reasonable efforts to pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.   FAILURE TO PROVIDE THE REQUISITE NOTICE AND CURE PERIOD BY TENANT UNDER THIS PARAGRAPH SHALL BE AN ABSOLUTE DEFENSE BY LANDLORD AGAINST ANY CLAIMS FOR FAILURE TO PERFORM ANY OF ITS OBLIGATIONS.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

21.1                      Security Deposit.  Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default (including,without limitation, the payment of any future rent damages attributable to an early termination of this Lease (specifically including, but in no event limited to, any future rent damages applicable under Section 1951.2 of the California Civil Code or any successor statute)) and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount.  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute. No part of the Security Deposit shall be considered to be held in trust or to be prepayment for any monies to be paid by Tenant under this Lease.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

Intentionally Omitted

ARTICLE 23

SIGNS

23.1           In General.  Tenant's identifying signage shall be provided by Landlord, at Landlord’s cost as an operating expense, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program. Tenant shall have the right, at Tenant's sole cost and expense, to designate a single name strip to be displayed under Tenant's entry in the Building directory.

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23.2           Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Building or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Building which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“collectively, the “Applicable Laws”). Further, Tenant shall, at its sole cost and expense, promptly comply with any and all Applicable Laws relating to the Premises and/or Tenant’s use thereof; provided, however, that Tenant’s obligation to make any alterations or modifications to the Premises (to the extent required by such Applicable Laws) at Tenant’s sole cost and expense, shall apply only to the extent such obligation arises from or is triggered by: (i) Tenant’s use of the Premises for any use other than those included in the Permitted Use or (ii) any Alterations or improvements made by Tenant to the Premises.   .  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Base Building (including the Building structure and Building systems) provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would materially adversely affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent allowable pursuant to the terms and conditions of Section 4.2.4 above to the extent same relate to Applicable Laws enacted after the Commencement Date. and not otherwise prohibited by the terms of this Lease.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any actual commercially reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law. Tenant shall not be obligated to pay the late charge pursuant to this Article 25 for the first late payment in the first twelve months, provided that such payment is not outstanding more than ten (10) days after written notice hereof from Landlord.

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ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT

All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Article 26, above; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended.  Tenant's obligations under this Article 26 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (including during business hours) and upon 24 hours notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or to prospective tenant (provided that if Tenant is not in default, the showing of the Premises to prospective tenants shall be limited to during the last six (6) months of the Lease Term); (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall sublease from Landlord, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, so long as (i) Landlord has a lease for and/or is otherwise granted a license for the use of such parking from the City of Santa Monica and (ii) the subletting of such parking passes to Tenant are permitted under terms and conditions of such lease and/or license.  Tenant shall pay to Landlord for each automobile parking pass on a monthly basis the prevailing rate charged from time to time as set by the City of Santa Monica or its parking operator.  In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting and/or subletting of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by the City of Santa Monica and/or its parking operator.  The

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parking passes subleased by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, further subleased or otherwise alienated by Tenant without Landlord's prior approval.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1           Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2           Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3           No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4           Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.  No party or entity constituting Tenant shall be released without a written release from Landlord, and Tenant waives its rights under any statute to the contrary.

29.5           Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6           Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7           Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8           Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9           Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

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29.10           Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11           Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12           No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13           Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Building or Premises.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14           Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. Otherwise, such modifications or representation should not be relied upon.  Only the Managing Member of the Landlord shall constitute a valid signatory of the Landlord.  Tenant hereby acknowledges that neither the real estate broker  hereof nor any cooperating broker on this transaction nor the Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Office Building Project and Tenant acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

29.15           Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

29.16           Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time

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period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17           Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18           Notices

 All notices, demands, statements, designations, approvals, disapprovals,  or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy to the extent evidenced by a fax confirmation and promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant or Landlord, as the case may be, at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant or Landlord, as the case may be, may from time to time designate in a Notice to the other party.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  IN THE EVENT LANDLORD IS REQUIRED TO PROVIDE ANY REPAIR OR MAINTENANCE SERVICES UNDER THE TERM OF THIS LEASE, AND TENANT NEEDS TO NOTICE LANDLORD THAT SUCH SERVICES ARE REQUIRED, SUCH NOTICE MUST BE MADE AS ABOVE AND IN ADDITION, SUCH NOTICE MAY ALSO BE MADE BY EMAIL IN THE FORM OF EXHIBIT I ATTACHED HERETO TO OWNER PROVIDED THAT THE FAILURE TO PERFORM SUCH SERVICES SHALL NOT CONSTITUTE A DEFAULT UNTIL NOTICE IS PROVIDED PURSUANT TO THE METHODS ABOVE. Tenant hereby acknowledges and agrees that in no event shall any oral or e-mail communications between Tenant and Landlord and/or Landlord’s agents, officers, employees, representatives and/or contractors (including, without limitation, Landlord’s property management personnel for the Building) constitute effective notice under this Section 29.18 or this Lease, or otherwise relieve Tenant of its obligation to provide a Notice to Landlord in accordance with the terms hereof.

29.19           Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20           Authority.  The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Building. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.    In the event Tenant fails to comply with the requirements of this Section 29.20, then each individual executing this Lease shall be personally liable for the performance of all of Tenant’s obligations under this Lease.  It shall be a material misrepresentation if the entity signing this Lease differs from the entity whose financial statements were presented or represented as that of Tenant, and both entities shall be liable in connection with the obligations set forth in this Lease if such entities are related parties and/or affiliates.

29.21           Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22           Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR

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COUNTERCLAIM (TO THE EXTENT ALLOWED UNDER CALIFORNIA LAW AT THE TIME ANY SUCH ACTION IS FILED) BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23           Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24           Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The commission payable to Tenant’s Broker with respect to this Lease shall be pursuant to the separate written commission agreement in effect between Landlord and Tenant’s Broker. No other commission shall be payable, notwithstanding any other provisions of the Lease, and no commission shall be paid on options, expansions or renewals. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Tenant’s Broker.

29.25           Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26           Building Name and Signage.  Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire.  Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27           Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants or in connection with any loan, financing or acquisition.

29.28           Building Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building and/or the Premises.  Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations , or for any inconvenience or annoyance occasioned by such Renovations provided however that Landlord shall use commercially reasonable efforts to minimize any disturbances caused thereby.  Tenant acknowledges that such renovation, including but not limited repairs and tenant improvement construction, may give rise to noise resulting from such work.

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29.29           No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.30             Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements").  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.31           Intentionally Omitted

29.32           No Discrimination.  There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.33           Arbitration.

29.33.1                                General Submittals to Arbitration.  The submittal of all matters to arbitration in accordance with the provisions of this Section 29.33 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Landlord's failure to approve an assignment, sublease or other transfer of Tenant's interest in the Lease under Article 14 of this Lease, any other defaults by Landlord, or any Tenant default, except for (i) all claims by either party which seek anything other than enforcement of rights under this Lease, (ii) all claims by either party arising from the determination of the Market Rent, (iii) claims relating to Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of  Los Angeles, California, the decision of which court shall be subject to appeal pursuant to Applicable Laws, and (iv) disputes for an amount under $5,000.00 that can be resolved in small claims court.  The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 29.33 and all attempts to circumvent the terms and conditions of this Section 29.33 shall be absolutely null and void and of no force or effect whatsoever.  As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant default or Landlord default was made in good faith.  As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party.  Such payment can be made "under protest," which shall occur when such payment is accompanied by a good faith Notice stating the reasons that the party has elected to make a

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payment under protest.  Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section 29.33.

29.33.2                                JAMS.  Any dispute to be arbitrated pursuant to the provisions of this Section 29.33 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The parties may agree on a retired judge from the JAMS panel.  If they are unable to promptly agree, JAMS will provide a list of three available judges who, to the extent available, have had extensive experience in handling real estate commercial lease transactions as practitioners and each party may strike one.  The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator.  In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.  The parties, by electing arbitration, do not intend to limit their ability to obtain a writ of attachment and shall have the same rights thereto as if a lawsuit had commenced, and the parties hereby waive any provision of Civil Code 1281.8 to the contrary.   Landlord shall have a right to obtain a writ of attachment for unpaid Rent and damages resulting from a breach in the failure to pay Rent.

29.33.3                      Arbitration Procedure.

29.33.3.1                      Pre-Decision Actions.  The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues.  The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference.  The scope and duration of discovery will be within the sole discretion of the Arbitrator.  The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses.  This discretion shall be exercised in favor of discovery reasonable under the circumstances.

29.33.3.2                      Except in cases of claims exceeding $200,000.00, the arbitrator shall be appointed no later than thirty (30) days after the initial filing of the arbitration.  It is the intent of the parties that the arbitrator reach his or her decision within a maximum of sixty (60) days after the appointment of the arbitrator, and no party shall take any action which would result in any delay of such proceedings.

29.33.3.3                      While discovery shall be governed by the rules of the body pursuant to which the arbitration proceeding is initiated (for which discovery shall be permitted to the fullest extent of applicable law) and conducted, the parties hereby agree that, except for claims exceeding $400,000.00, there shall be no pre-trial discovery other than the following:  (i) up to two (2) depositions taken by each party to the dispute, which deposition shall last for no more than four (4) hours, and (ii) two (2) sets of  interrogatories; provided, however, each party shall exchange with the other party, and provide in writing to the other party, not less than fifteen (15) days before the date first set for the commencement of the arbitration: (1) a witness list including the names, addresses, and phone numbers of all witnesses who the party proposes to have testify, together with a brief statement of the nature and subject matter of the witnesses’ anticipated testimony; and (2) a full, complete, and legible set of any and all exhibits which the party anticipates introducing into evidence at the trial (except for purposes of impeachment), together with an exhibit list identifying each such document by date, general description, and exhibit number.  Any witness or document not timely disclosed according to this paragraph shall be excluded from the arbitration.

29.33.3.4                      For claims of $400,000.00 or less, if any party wishes to present expert (opinion) testimony through non-percipient, retained experts, then, not later than twenty (20) days before the date first set for the commencement of the arbitration, such party shall disclose the identity, address, and phone number of such expert, together with a full written report containing all of the information and meeting all of the requirements of Rule 26(a)(2)(B) of the Federal Rules of Civil Procedure, and all other parties shall have twenty (20) days from the date of such disclosure to: (a) counter-designate a equal number of expert witnesses for each such topic or subject matter, and (b) similarly provide a full written report, as specified above.

29.33.3.5                      For claims of $400,000.00 or less, each party shall have a maximum of a single full and regular business day to present its side of the arbitration, including opening statement, examination of its witnesses, cross-examination of any witnesses called by any other side, the presentation of evidence, and closing argument.  Notwithstanding the foregoing, for claims less than $200,000, the total duration of the arbitration shall not exceed one (1) regular business day.

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29.33.3.6                      The Decision.  The arbitration shall be conducted in Santa Monica, California.  Any party may be represented by counsel or other authorized representative.  In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease.  The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.  The Arbitrator may make any determination, and/or grant any remedy or relief (an "Arbitration Award") that is just and equitable.  The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.  The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2.  The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this Lease.  The Arbitrator shall award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032 ("Prevailing Party"), if any, as determined by the Arbitrator in his discretion.  The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion.  A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.  The failure of either party to advance their portion of the arbitration costs or to proceed promptly with the arbitration or to answer the arbitration claim shall result in their default and waiver of the right to further contest or prosecute the arbitration, and the award (including legal fees) shall be awarded to the other party by the Arbitrator.  Further, if any party shall unsuccessfully challenge the right of arbitration or cause a delay in the arbitration, such party shall be responsible to the other party for all damages resulting from such delay, and the Arbitrator shall have the right to immediately award such damages.

29.34            Hazardous Substances.

29.34.1                      Definitions.  For purposes of this Lease, the following definitions shall apply:  "Hazardous Material(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity.  "Environmental Laws" shall mean any and all federal, state, local  or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations  or guidance or policy documents now or hereafter  enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any  Hazardous Materials.

29.34.2                      Compliance with Environmental Laws.  Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease.  Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises.  However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”).  Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this section may constitute Hazardous Materials.  However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.34.3                      Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit.  Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense.  To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to

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prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, if resulting from Tenant’s acts, comply with such recommendations or suggestions, including, but not limited to performing such additional  investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor.  Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent but only if such Landlord inspection discovers or determines that Tenant has actually violated or permitted violations of any environmental laws.

29.34.4                      Indemnifications.  Landlord agrees to indemnify, defend, protect and hold harmless Tenant, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (each a "Tenant Party" and collectively, the "Tenant Parties") from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent (i) such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party or occurring prior to the date of this Lease or (ii) for Hazardous Materials which may exist in the Premises prior to the Commencement Date.  Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party

29.35           Intentionally Omitted

29.36           Intentionally Omitted

29.37           Disputes as to Payments of Rent.  Tenant (and any other parties liable under this Lease and/or any guarantor under any guaranty executed in connection with this Lease) agrees to pay the Rent (including, but not limited, to all monetary obligations payable by Tenant to Landlord) required under this Lease within the time limits set forth in this Lease.  If Tenant receives from Landlord a good faith and commercially reasonable  invoice, statement, or notice, which is sent by Landlord in good faith, and Tenant in good faith disputes whether all or a part of the Rent stated in such invoice is due and owing, Tenant shall nevertheless pay to Landlord the amount of the Rent indicated on the invoice or statement until Tenant receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted, receives a final award from an arbitrator) relieving or mitigating Tenant's obligation to pay such Rent.  Under such circumstances, Tenant shall, concurrently with the payment of such Rent, provide Landlord with a letter or notice (transmitted pursuant to the TCCs of Section 29.18) entitled "Payment Under Protest", specifying in detail why Tenant is not required to pay all or part of such Rent.  Tenant will be deemed to have waived its right to contest any past payment of Rent unless it has filed a lawsuit against Landlord (or when arbitration is permitted or required, filed for arbitration and has served Landlord with notice of such filing), and has served a summons on Landlord, within one (1) year of the earlier to occur of:  (i) the date of Tenant's payment of such Rent, and (ii) the date payment of such Rent (or portion thereof) is first required pursuant to the TCCs of this Lease or, if such a date is not specified herein, the date payment of such Rent (or portion thereof) is first requested by Landlord.  Landlord shall have the right to summary or accelerated proceeding or a motion to compel the advancement of Rent to enforce the obligations to advance Rent under this Section 29.37.

29.38           Effectiveness of Lease.  This Lease shall not be effective until it is mutually signed by, and delivered to, both parties, and neither party should detrimentally rely upon the TCCs set forth in this Lease until such time.  No amendment or modification shall be effective until it is mutually signed and delivered to both parties, and neither party should rely upon the TCCs set forth in any amendment or modification until such time.   NO VERBAL REPRESENTATION, AGREEMENT, OR PROMISE OF LANDLORD OR ANY OF ITS EMPLOYEES OR REPRESENTATIVES SHALL BE EFFECTIVE WITHOUT A MUTUALLY SIGNED AND DELIVERED WRITING.  ONLY THE MANAGING MEMBER MAY SIGN FOR THE LANDLORD.

29.39           Landlord’s Right To Purchase Under Market Rent.  For purposes of this Lease, the differential between the “face” or “stated” Base Rent set forth in this Lease and the market “face” or “stated” rental rate as estimated by Landlord, in Landlord's sole discretion, shall be sometimes referred to hereafter as the “Rent Differential”.  At any time during the term of this Lease, Landlord shall have the right to purchase the Rent Differential and increase the Base Rent set

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forth in this Lease to Landlord’s estimate of the market “face”or “stated” rental rate by paying to Tenant an amount equal to the “Rent Differential Purchase Price” as that term is defined below.  The Rent Differential Purchase Price may be paid by Landlord to Tenant as (i) a lump sum payment in cash, (ii) a credit against Base Rent next due, or (iii) a credit against future Base Rent payments in such amounts as are determined by Landlord, provided that such credits are received in a manner such that Tenant shall never have paid more aggregate Base Rent after the adjustment (as a result of the adjustment) as compared to before the adjustment at any time during the Lease Term.  As used herein, the “Rent Differential Purchase Price” shall mean the present value of the Rent Differential remaining during the Lease Term as of the effective date of the adjustment in the Base Rent rate.  Such present value shall be calculated on a monthly basis by using a discounted rate for each amount, which discounted rate shall, in the aggregate, equal five percent (5%) per annum.  In the event that the Lease provides for annual increases of Base Rent based on the consumer price index, the annual increases shall be converted into a fixed Base Rent rate based on the minimum annual increases set forth in this Lease, if any, or if no minimum increases are specified in this Lease, by fixed 3% annual increases.  In the alternative, Landlord may, at its option, deposit the Rent Differential into a bank account (“Funds”) held by Landlord (or its assignee or successor-in-interest) and Landlord shall pay the Rent Differential directly for Tenant, except that in such case Tenant’s sole obligation for the Rent Differential shall be satisfied from the Funds held by Landlord (“Funds Held By Landlord”).  Tenant shall execute an amendment which effectuates the terms of this Section 29.39 within ten (10) business days of receipt of Landlord’s written request.  In the case that the Rent Differential is paid by Funds Held by Landlord, written notice shall be sufficient to document such amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":
SM Promenade LLC, a California limited liability company
By:__ /s/ J. E. Palmer__________________________________
Its:_Managing Member__________________________

"Tenant":
Overnear Inc., (formerly known as Awesome Living, Inc.) a Nevada corporation
By:__/s/ Bill Glaser__________________________________
Its:__President__________________________

By:___________________________________
Its:____________________________

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EXHIBIT B

TENANT WORK LETTER

Except as specifically set forth herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Premises, and Tenant shall accept the Premises in its currently-existing, "as-is" condition.  Notwithstanding the foregoing, Landlord hereby agrees, at Landlord's sole cost and expense, to perform the following work:

1)	Repair wood flooring in front of the kitchen sink
2)	Paint all walls with building standard Dunn Edwards Whisper White
3)	Replace existing carpeting with building standard Winchester 26 Desert Dune

(the "Tenant Improvements").  All such Tenant Improvements shall be completed to Landlord's "Building standard" in "Building standard" specifications.  For purposes of this Lease, the Premises shall be deemed "Ready for Occupancy" upon the date of "Substantial Completion" (defined below) of the Premises.  "Substantial Completion" of the Premises shall occur upon Landlord's completion of the Tenant Improvements pursuant to the terms of this Lease, and upon such occurrence, the foregoing shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration, which do not materially interfere with Tenant's use of the Premises for the Permitted Use, remain to be performed (i.e. items normally referred to as "punchlist" items).  Tenant shall make no changes or modifications to the Tenant Improvements without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.  In the event that the acts or omissions of Tenant or its agents or employees shall delay the Substantial Completion of the Premises (including, but not limited to, in the event of Tenant's failure to satisfy any time deadline set forth above in this Tenant Work Letter), then the Lease Commencement Date shall be deemed to be the date the Substantial Completion of the Premises would have occurred but for such acts or omissions of Tenant or its agents or employees.

Landlord may make changes to the specifications for the Building standard from time to time.  Landlord shall be permitted to make changes in any of the plans, requirements, work and specifications shown above and substitute comparable materials in its reasonable judgment in the event of unforeseen circumstances by Landlord, unanticipated conditions by Landlord, or unavailability, practical infeasibility or unanticipated increase in expense of materials as reasonably determined by Landlord.

EXHIBIT B

EXHIBIT C

Operating Expense Exclusions

(a)          costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Building after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any common areas of the Building);

(b)          except as set forth above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c)          costs for which the Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)          any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)          costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Building).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management (if any), or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

(f)           the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager;

(g)          amount (if any) paid as ground rental for the Building by the Landlord;

(h)          overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)           rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;

(j)           all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(k)          costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(l)           any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)         rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n)          costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and

(o)          costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building prior to the date Tender of Possession of the Premises is provided to Tenant, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building after the date hereof by Landlord or any other tenant of the Building and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.           Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.           All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.           Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Santa Monica, California area.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.           No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.           No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.           The requirements of Tenant will be attended to only upon application at the management office for the Building or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.           No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Building and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.           The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.           Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.  Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.           Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.           Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12.           Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.  Tenant shall not use the air conditioning when the windows are open or open the windows when the air conditioning is in use.

13.           Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way notwithstanding the use or intended use of Tenant.  Landlord makes no representation or warranty of the sound mitigating qualities of the Premises.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.           Tenant shall not bring into or keep within the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.           No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17.           Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.           Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall use only compact fluorescent in sconce, pendant, and recessed lights.

20.           Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Santa Monica, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.           Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.           No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas. Tenant shall  not attach or suspend anything for any part of the roof trusses.

24.           The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.           Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

EXHIBIT D

26.           Tenant must comply with the State of California "No-Smoking" law set forth in California Labor Code Section 6404.5, and any local "No-Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

27.           Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Building.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Building or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28.           All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29.           Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.           No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.           No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32.           Tenant shall put rug or plastic pads under chairs that are used on top of hardwood floors.  Tenant shall protect floors when moving furniture to prevent scratching and not walk on wood with spiked or damaged heels.

33.            Intentionally Omitted.

34.            Tenant agrees, that in the event there are roof trusses, except for lightweight normal lighting, Tenant shall not attach or suspend anything for any part of the roof or roof trusses without the written permission of Landlord.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 200   by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, ______________, California ____________, certifies as follows:

1.           Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.           The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises and/or the Building.  Tenant Share of Operating Expenses is______.

3.           Base Rent became payable on ____________.

4.           The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.           Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.           Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7.           All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

8.           All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.  There are no conditions that exist that could give rise to a termination of the Lease.

9.           No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease in the amount of _______. No monies are owed by Landlord to Tenant except for the following_____________.

10.           As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim that the undersigned has against Landlord, and Landlord does not owe Tenant any monies in.  Tenant hereby acknowledges that it has no actual knowledge of any conditions that exist in connection with the Lease that would give rise to a termination thereof.

11.           If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.  Landlord owes no monies to Tenant.

12.           There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.           Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.           To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

15.           Tenant has no option or right of first refusal to purchase the Building. Tenant has no unexpired options, rights of first refusal, rights of first offer, expansion rights or must-take rights with respect to renting additional space in the Building, except as follows:  _________________________________________________________________________________________.

EXHIBIT E

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 200_.

"Tenant":
FORMAT ONLY – DO NOT SIGN ,
a
By:
Its:

EXHIBIT E

TABLE OF CONTENTS

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(i)

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EXHIBIT I

 REQUEST FOR LANDLORD REQUIRED REPAIR & MAINTENANCE SERVICE

TO: PMI MANAGEMENT
         721 N. Elm Drive
         Beverly Hills, CA. 90210

FAX:  (310) 271-0232

DATE: ______________

TIME: ______________

PROPERTY ADDRESS:_________________________________

SUITE_______________

Description of Repair & Maintenance service required:________________________
_______________________________________________________________________

_______________________________________________________________________

________________________________________________________________________

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EXHIBIT F

CONSENT TO SUBLEASE AGREEMENT

RECITALS

This CONSENT TO SUBLEASE AGREEMENT (this “Consent”) is made as of    , by and among    ,16810 Ventura Blvd., LLC, a California limited liability company (“Landlord”), __________________________ (“Tenant”) and  , (“Subtenant”) a California limited partnership, with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Lease dated as of  ,  (the “Lease”) for the Premises more particularly described on Exhibit A thereto “the Premises”)  in an office building located in Los Angeles, California, commonly known as .  (the “Building”).

B.  Pursuant to Section    of the Lease Tenant requested Landlords consent to the subletting of the entire Premises to Subtenant, pursuant to that certain sublease dated   (“the Sublease”) attached hereto as Exhibit “A” . Landlord is willing to consent to the Sublease on the terms and conditions contained herein.

C. All capitalized terms defined in the Lease shall have the same meanings when used herein except as otherwise provided.

AGREEMENT

1.      Landlord hereby consents to the subletting of the Premises by Tenant to Subtenant pursuant to terms of the Sublease to the extent and only to the extent that the Sublease

(i)	does not enlarge Tenant’s rights under the Lease
(ii)	does not give Subtenant any right not granted under the Lease
(iii)
does not increase Landlord’s responsibilities or obligations under the Lease, provided however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord (1) only upon the terms and conditions set forth in this consent and (2) subject to the following terms and conditions:

(a)  Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants and agreements contained in the Lease (except as may be herein expressly provided), or to waive any breach of Tenant in the due keeping, performance or observance thereof.

(b)  Tenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Lease, of all of the covenants and agreements therein set forth on the part of Tenant to be kept, performed and observed, including without limitation the obligation for the payment of the fixed rent, additional rent and all other sums now and/or hereinafter becoming payable thereunder, expressly including as such additional rent, any and all charges for any property, material, labor, utility, or other services furnished or rendered by Landlord in or in connection with the Premises demised by the Lease, whether for, or at the request of , Tenant or Subtenant.

(c)  The Sublease shall be subject and subordinate at all times to the Lease, and to all of the covenants and agreements of the Lease and of this Consent, and  Subtenant shall not do, permit or suffer anything to be done in, or in connection with, Subtenant’s use or occupancy of the portion of the Premises so sublet which would violate any of such covenants and agreements.  Landlord shall have the right, but not the obligation, to enforce the provisions of the Sublease, including collection of rent as set forth below.

(d)       This Consent shall not be construed as consent by the Landlord to, or as permitting, any other or further subletting or any assignment by either Tenant or Subtenant. Further, Landlord’s consent under this Consent is not assignable or transferable in connection with any other subletting by Tenant or Subtenant.

(e)  The Premises shall (Subject to all of the covenants and agreements of the Lease) be used solely for the purposes set forth in the Lease.

(f)  Upon the expiration or any earlier termination or the term of the Lease with respect to the Premises so sublet or in case of the surrender of the Lease by Tenant to Landlord, the Sublease and the term and estate thereby granted shall terminate as of the effective date of such expiration, termination, or surrender, and Subtenant shall vacate such portion or the Premises on such date, unless specifically agreed otherwise in writing by Landlord.  Notwithstanding the foregoing, in the event of termination of the Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i)

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terminate the sublease or (ii) take over all of the right, title and interest of Tenant, as sub lessor, under the Sublease, in which case subtenant shall at torn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission  of Tenant under the Sublease, (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Tenant,  (3) be bound by any previous changes or modifications made to the Sublease  without Landlord’s written consent, or (4) be bound by any previous prepayment by Subtenant of more than one month’s rent.

(g)  This Consent is expressly conditioned upon compliance by the Tenant and Subtenant with all the terms and conditions of the Lease, including but not limited to Section 7 of the Lease, with respect to alterations, repairs, additions, or improvements in to or about the Premises.

(h)  Tenant and Subtenant hereby represent that the attached Sublease is a true and complete copy of the Sublease, and includes all consideration payable by Subtenant including and not limited to base rent, additional rent, and any other consideration (including key money and bonus money and any payment in excess of the fair market value of services rendered by Lessee or personal property transferred by Lessee to Assignee or Sub lessee or assets, fixtures, inventory, equipment or furniture transferred by Subtenant). Tenant and Subtenant agree that a true and complete copy of each amendment thereto shall be delivered to Landlord within ten (10) days after the execution and delivery thereof by the parties thereto, it being understood that Landlord shall not be deemed to be a party to said Sublease or any other amendment nor bound by any of the covenants and agreements thereof, and that neither the execution and delivery of this Consent, nor the receipt by Landlord of a copy of said Sublease or of a copy of any such amendment shall be deemed to change any provision of this Consent or to be a consent to, or an approval by Landlord of any covenants or agreement contained in said Sublease or any such amendment.

(i)  Tenant agrees to give Landlord immediate notice when any one or more of the following conditions arise:

(1)  The Sublease expires or is terminated;

(2)  The rent due pursuant to the Sublease is adjusted; or

(3)  Subtenant renews or extends the term of the Sublease, pursuant to the terms of the Sublease.

2.           Notwithstanding anything to the contrary herein, the effectiveness of this Consent is expressly conditioned upon Landlord’s receipt of $             for administrative and legal costs incurred in connection with granting this consent.

3.           Non-Release of Tenant; Further Transfers.  Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Tenant for charges incurred by Subtenant for services and material supplied to the Premises).  Neither the Lease nor this Consent thereto shall be construed as a waiver of Tenant's right to consent to any further subleasing either by Tenant or by Subtenant or to any assignment by Tenant of the Lease or assignment by Subtenant of the Sublease, or as a consent to any portion of the Premises being used or occupied by any other party.  Landlord may consent to subsequent subleasing and assignments of the Lease or the Sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under the Sublease and without obtaining their consent.  No such action by Tenant shall relieve such persons from any liability to Tenant or otherwise with regard to the Premises.

4.           Relationship with Tenant.  Tenant hereby assigns and transfers to Landlord Tenant's interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 4.  Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease.  In the event Tenant shall default in the performance of its obligations to Landlord under Section 13.1 of the Lease) (whether or not Landlord terminates the Lease), Landlord may, in connection with Section 13.2 of the Lease, at its option by notice to Tenant, either (i) terminate the Sublease, (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 4(a), below, or (iii) elect to succeed to Tenant's interest in the Sublease and cause Subtenant to attorn to Tenant, as further set forth in Section 4(b), below.  Subtenant and Tenant hereby agree that if Subtenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration or early termination of the Lease, such occupancy shall be a tenancy from month to month upon all the provisions of the Sublease pertaining to the obligations of Subtenant, except that the rent payable by Subtenant to Tenant shall be two hundred percent (200%) of the rent payable under the Lease immediately preceding the termination date of the Lease.  Subtenant and Tenant hereby agree that if Subtenant, without Landlord's consent, remains in possession of the Premises or any part thereof after the expiration or early termination of the term of the Lease, such occupancy shall be a tenancy at sufferance upon all the provisions of the Sublease pertaining to the obligations of Subtenant, except that the rent payable by Subtenant to Tenant shall be two hundred percent (200%) of the rent payable under the Lease immediately preceding the termination date of the Lease.  Subtenant hereby agrees that in the event that Subtenant fails to surrender the Premises or such portion thereof occupied by Subtenant upon such termination or expiration of the Lease in the condition required by the terms of the Lease, then Subtenant shall indemnify, defend, protect and hold Landlord harmless against all loss or liability resulting from or arising out of Sublessee’s failure to surrender the Premises or such portion thereof occupied by Subtenant, including but not limited to, any amounts required to be paid to any tenant or prospective tenant

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who was to have occupied the Premises or any portion thereof after said termination or expiration and any related attorney’s fees and brokerage commissions.  Subtenant and Tenant hereby agree that any possession of the Premises or any portion thereof by Tenant and/or Subtenant following the expiration or earlier termination of the Lease shall constitute a default under the Lease and that by virtue of the assignment contained in this Section 4, above, Landlord may collect all rents set forth above directly from Subtenant and enforce such collection against Subtenant.  No payment of money by Subtenant to Landlord after the termination of the Lease by Landlord, or after the giving of any notice of termination to Subtenant by Landlord which Landlord is entitled to give Subtenant under the Lease or this Consent, shall reinstate, continue or extend the Term of the Sublease or the Lease or shall affect any such notice given to Tenant or Subtenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Subtenant under the Sublease or this Consent and/or by Tenant under the Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant and/or Subtenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.

a.           Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to subsection 4(ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant.  Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents and any other sums due to become due under the Sublease.  Tenant agrees that Subtenant shall (i) have the right to rely upon any such written notice from Landlord, (ii) pay any such rents and any other sums to Landlord, and (iii) have no obligation or right to inquire as to whether such a default by Tenant exists, notwithstanding any notice from or claim from Tenant to the contrary.  Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord.  Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever be deemed (x) an attornment by Landlord to Subtenant or by Subtenant to Landlord, or (y) a waiver by Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease.  Notwithstanding the foregoing, any other payment of rent from Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

b.           Election of Attornment.  In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to subsection 4(iii), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option and Section 1(f) of this Consent shall govern.  In no event shall Landlord be responsible to Subtenant for any security deposit or other monies owed Subtenant except to the extent such funds were received by Landlord.

5.           Insurance.  Subtenant shall comply with all of the insurance requirements and obligations of Tenant (applicable to the Premises), as tenant under the Lease, and shall, whether required by the Sublease or not, name Landlord and Tenant, as additional insureds, as their interests may appear, on all policies of insurance required to be carried by Subtenant thereunder.

6.           Default.  Any breach or violation of any provision of this Agreement (whether by act or by omission) by Tenant or Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling the provisions of the Lease, and, in such event, Landlord may exercise its rights and remedies under the Lease in the case of such a default.

7.           General Provisions.

a.           Brokerage Commission.  Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

b.           Notices.  To the extent the parties desire or are required by the terms of the Sublease or this Consent to give a notice to any party under the terms of the Sublease, all such notices shall be addressed as follows:

LANDLORD:

TENANT:

SUBTENANT:

GUARANTOR:

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c.           Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

d.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.  As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

e.           Captions.  The section captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

f.           Severability.  If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

g.           Attorneys' Fees.  If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date set forth below.

LANDLORD

By:_______________________
Name:__________________
Its______________________

TENANT
FORMAT ONLY – DO NOT SIGN

By:_________________________
Name_____________________
Its________________________

SUBTENANT

By:__________________________
Name:______________________
Its_________________________

GUARANTOR

By:____________________________
Name:________________________
Its____________________________